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                                                                      EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         The undersigned hereby certifies, in her capacity as an officer of Proteo, Inc. (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to her knowledge:

(1) the Annual Report of the Company on Form 10-KSB/A for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) or
Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  July 31, 2008


/s/ Birge Bargmann
----------------------------
Birge Bargmann
Chief Executive Officer and
Chief Financial Officer



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO PROTEO, INC. AND WILL BE RETAINED BY PROTEO, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

THIS CERTIFICATION IS BEING FURNISHED PURSUANT TO RULE 15(D) AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF SECTION 18 OF THE EXCHANGE ACT (15 U.S.C. 78R), OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION. THIS CERTIFICATION SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE.